Exhibit 31.3

Rule 13a-14(a)/15d-14(a) Certification

I, Joseph P. Caruso, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A of Palomar Medical Technologies, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 26, 2013

/s/ Joseph P. Caruso
Joseph P. Caruso
Chief Executive Officer, President and Chairman of the Board of Directors